UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 30, 2013

CREXUS INVESTMENT CORP.
(Exact name of registrant as specified in its charter)

Maryland	1-34451	26-2652391
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

1211 Avenue of the Americas Suite 2902 New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (646) 829-0160

N/A
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[X]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On January 30, 2013, CreXus Investment Corp., a Maryland corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), among the Company, Annaly Capital Management, Inc., a Maryland corporation (“Parent”), and CXS Acquisition Corporation, a Maryland corporation and wholly-owned subsidiary of Parent (“Acquisition”), pursuant to which, among other things, Acquisition will commence a tender offer (the “Offer”) to purchase all of the outstanding shares of the Company’s common stock, par value $0.01 per share (the “Shares”), that Acquisition or Parent do not own at a price per share of $13.00 in cash, plus pro-rated quarterly dividends, subject to the terms and conditions set forth in the Merger Agreement.  If at least 51% of the Shares not owned by Parent or any of its subsidiaries, officers or directors are tendered and purchased by Acquisition in the tender offer, and subject to the satisfaction or waiver of certain limited conditions set forth in the Merger Agreement (including, if required, receipt of approval by the Company’s stockholders), Acquisition will merge with and into the Company, with the Company surviving as a wholly-owned subsidiary of Parent (the “Merger”).  In the Merger, each outstanding Share, other than Shares owned by Acquisition and Parent, will be converted into the right to receive the same cash consideration paid in the Offer.

Under the terms of the Merger Agreement, the Company may solicit, receive, evaluate and enter into negotiations with respect to alternative proposals from third parties for a period of 45 calendar days continuing through March 16, 2013 (the “Transaction Solicitation Period”).  The Company may continue discussions after the Transaction Solicitation Period with parties who made acquisition proposals during the Transaction Solicitation Period, or who made unsolicited acquisition proposals after the Transaction Solicitation Period, in either case that the Company determines, in good faith, would result in, or is reasonably likely to result in, a superior proposal. If the Company receives a superior proposal, Parent and Acquisition have the right to increase their offer price one time to a price that is at least $0.10 per share greater than the value per share stockholders would receive as a result of the superior proposal and thereafter the Company may terminate after providing two business days’ notice.  If the Company terminates the Merger Agreement during the Transaction Solicitation Period or during the 10-day period following its expiration to enter into a superior proposal with a party who delivered a written acquisition proposal during the Transaction Solicitation Period, the Company will be required to pay to Parent a termination fee of $15 million. If the Company terminates the Merger Agreement thereafter in connection with a superior proposal, the termination fee will be $25 million. If the Merger Agreement is terminated in either circumstance, the Company will also be required to reimburse Parent’s documented out-of-pocket expenses, up to $5 million. In all cases, the termination fee and expense reimbursement will be credited against the termination fee payable by the Company under its management agreement with Fixed Income Discount Advisory Company (the “Manager”), an affiliate of Parent.

The Merger Agreement includes customary representations, warranties and covenants of the Company, Parent and Acquisition. The Company has agreed to operate its business in the ordinary course consistent with past practice until the effective time of the Merger.  Parent has separately agreed to not purchase any Shares in excess of the approximately 12.4% of the outstanding that it currently owns.

Consummation of the Offer is subject to various conditions, including (1) the valid tender of the number of Shares that would represent at least 51% of the Shares not owned by Parent or any of its subsidiaries, officers or directors, (2) the consummation of the Offer or the Merger not being unlawful under any applicable statute, rule or regulation, (3) the consummation of the Offer or the Merger not being enjoined by order of any court or other governmental authority, (4) the absence of a Company Material Adverse Effect (as defined in the Merger Agreement), (5) neither the Company’s board of directors nor its special committee of independent directors having withdrawn its recommendation of the Offer or Merger to the Company’s stockholders, and (6) the satisfaction of certain other customary closing conditions. Neither the Offer nor the Merger is subject to a financing condition. Parent plans to finance the transaction with cash on hand.

If, after completion of the Offer, Parent and Acquisition hold at least 90% of the outstanding Shares, the Merger will be consummated in accordance with the short-form merger provisions under Maryland law without the approval of the Merger by the Company’s stockholders. If, after completion of the Offer, Parent and Acquisition hold less than 90% of the outstanding Shares, Acquisition will have the right to exercise an irrevocable option (the “Percentage Increase Option”) granted to it by the Company under the Merger Agreement to purchase from the Company that number of additional Shares that will increase the percentage of outstanding Shares owned by Parent and its subsidiaries to one share more than 90% of the outstanding Shares (after giving effect to the issuance of shares pursuant to the Percentage Increase Option).  Upon exercise of the Percentage Increase Option, the Merger will be consummated in accordance with the short-form merger provisions under Maryland law without approval of the Merger  by the Company’s stockholders.

The board of directors of the Company, upon the unanimous recommendation and approval of a special committee consisting of the Company’s three independent directors, adopted resolutions (i) determining and declaring advisable the Merger Agreement and the Offer, the Merger, the Percentage Increase Option and the other transactions contemplated by the Merger Agreement, (ii) determining that the terms of the Offer, the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are in the best interests of, and fair to,  the Company’s stockholders other than Parent and its affiliates, and (iii) recommending that the Company’s stockholders (other than Parent and its affiliates) accept the Offer, tender their Shares into the Offer and, to the extent required by applicable law to consummate the Merger, vote their Shares in favor of approving the Merger.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached as Exhibit 2.1 hereto and incorporated herein by reference.

The Merger Agreement has been attached as an exhibit to this Current Report solely to provide investors and holders of Shares with information regarding its terms and is not intended to modify or supplement any factual disclosures about the Company, Parent or Acquisition in the Company’s public reports filed with the U.S. Securities and Exchange Commission (the “SEC”). The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement, were made as of specific dates, were made solely for the benefit of the parties to the Merger Agreement and may not have been intended to be statements of fact but, rather, as a method of allocating risk and governing the contractual rights and relationships among the parties to the Merger Agreement. In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Merger Agreement and may apply standards of materiality and other qualifications and limitations in a way that is different from what may be viewed as material by the Company’s stockholders. None of the Company’s stockholders or any other third parties should rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Parent or Acquisition or any of their respective subsidiaries or affiliates. The Merger Agreement and this summary are not intended to modify or supplement any factual disclosures about the Company, and should not be relied upon as disclosure about the Company without consideration of the periodic and current reports and statements that the Company files with the SEC. Factual disclosures about the Company contained in public reports filed with the SEC may supplement, update or modify the factual disclosures contained in the Merger Agreement.

Amendment to Management Agreement

Concurrently with the execution of the Merger Agreement, the Company and Manager entered into Amendment No. 2 (the “Amendment”) to the Management Agreement, dated as of August 31, 2009 (as amended by Amendment No. 1, dated as of September 16, 2009, the “Management Agreement”), by and between Parent and Manager. Pursuant to the Amendment, the Manager has agreed to, among other things, in good faith facilitate and assist the Company in its efforts to actively seek and solicit acquisition proposals during the Transaction Solicitation Period and, following the conclusion of the Transaction Solicitation Period, in good faith facilitate and assist the Company’s discussions, negotiations, providing of information and any other permissible action with respect to possible acquisition proposals under the terms of the Merger Agreement.  The Amendment also shortens the notice provision for the Company’s termination of the Management Agreement from 180 days to 60 days’ notice at any time during the first six months following the acquisition by a third party of a majority of the Company’s stock or assets.

The foregoing description of the amendment to the Management Agreement does not purport to be complete and is qualified in its entirety by reference to Amendment No. 2 to the  Management Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 7.01                      Regulation FD Disclosure.

On January 31, 2013, the Company issued a press release relating to the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and Exhibit 99.1 is deemed to be furnished and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Additional Information

The tender offer described in this Current Report on Form 8-K has not yet commenced, and this Current Report is neither an offer to purchase nor a solicitation of an offer to sell securities. At the time the tender offer is commenced, Acquisition will file a Tender Offer Statement on Schedule TO with the SEC and the Company will thereafter file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 related to the tender offer.  The Tender Offer Statement (including an Offer to Purchase, a related Letter of Transmittal and other tender offer documents) and the Solicitation/Recommendation Statement will contain important information that should be read carefully before any decision is made with respect to the tender offer.  These documents (and all other offer documents filed with the SEC) will be available at no charge on the SEC’s website at www.sec.gov. Investors and security holders may also obtain free copies of the documents filed with the SEC by the Company by contacting Investor Relations at 646-829-0159.

Safe Harbor for Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements relating to the potential acquisition of the Company by Annaly Capital Management, Inc., including the expected timing for the transaction and the potential benefits of the transaction. These are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause the actual results to differ from expectations contemplated by any forward-looking statements in this Current Report include: uncertainties as to the timing of the tender offer and merger; uncertainties as to how many of the Company stockholders will tender their stock in the offer; the possibility that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; transaction costs; actual or contingent liabilities; and other risks and uncertainties discussed in the documents we file from time to time with the SEC, including our annual report on Form 10-K for the year ended December 31, 2011 and quarterly and current reports on Form 10-Q and 8-K. These forward-looking statements reflect our expectations as of the date of this press release. The Company undertakes no obligation to update the information provided herein other than as required by law.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

2.1	Agreement and Plan of Merger, dated as of January 30, 2012, by and among CreXus Investment Corp., Annaly Capital Management, Inc. and CXS Acquisition Corporation.*

10.1
Amendment No. 2 dated as of January 30, 2013 to the Management Agreement, dated as of August 31, 2009 (as amended by Amendment No. 1, dated as of September 16, 2009), by and between CreXus Investment Corp. and Fixed Income Discount Advisory Company.

99.1	Press Release issued by the Company, dated January 31, 2013.

*
Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish supplementally a copy of any omitted schedule to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREXUS INVESTMENT CORP.

Date: January 31, 2013	By:	/s/ Daniel Wickey
Name: Daniel Wickey
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.                         Description

2.1	Agreement and Plan of Merger, dated as of January 30, 2012, by and among CreXus Investment Corp., Annaly Capital Management, Inc. and CXS Acquisition Corporation.*

10.1
Amendment No. 2 dated as of January 30, 2013 to the Management Agreement, dated as of August 31, 2009 (as amended by Amendment No. 1, dated as of September 16, 2009), by and between CreXus Investment Corp. and Fixed Income Discount Advisory Company.

99.1	Press Release issued by the Company, dated January 31, 2013.

*
Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish supplementally a copy of any omitted schedule to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule so furnished.